Exhibit 99.1

Xencor Enters Global Collaboration and License Agreement with Janssen to Advance Plamotamab and XmAb CD28 Bispecific Antibody Combinations for the Treatment of Patients with B-Cell Malignancies

-- Second agreement with Janssen on bispecific antibodies directed toward the CD28 co-stimulatory receptor on T cells --

-- Xencor to receive $100 million upfront payment and $25 million equity investment and is eligible for a mid-teen to low-twenties percent royalty for plamotamab and potential milestone payments up to $1.188 billion --

-- Xencor management to host conference call today at 8:00 a.m. ET (5:00 a.m. PT) --

MONROVIA, Calif.--October 4, 2021-- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies and cytokines for the treatment of cancer and autoimmune diseases, today announced an exclusive collaboration and worldwide license agreement with Janssen Biotech, Inc., one of the Janssen Pharmaceutical Companies of Johnson & Johnson, to develop and commercialize plamotamab and novel XmAb® B-cell targeting bispecific antibodies that are designed to conditionally activate T cells through the CD28 co-stimulatory receptor. Plamotamab is a CD20 x CD3 XmAb bispecific antibody and is currently completing a Phase 1 dose-escalation study in patients with CD20-expressing hematologic malignancies.

“The treatment landscape in B-cell lymphoma will potentially be redefined by CD20 x CD3 bispecific antibodies, such as plamotamab, and the best outcomes for patients will require creative combination approaches using complementary mechanisms of action. We are delighted to collaborate with Janssen’s leading scientists to expand the scope of the plamotamab program, particularly as we explore opportunities to combine with novel B-cell targeted CD28 bispecific antibodies that can potentially selectively enhance T-cell cytotoxic activity,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor. “This collaboration complements our plans to initiate combination clinical trials of plamotamab with tafasitamab and lenalidomide, and it expands our strategy to develop multiple highly active chemotherapy-free regimens for B-cell cancers.”

Under the terms of the agreement, Janssen will receive worldwide exclusive development and commercialization rights to plamotamab, whether as a monotherapy or in combination regimens. Xencor will collaborate with Janssen on further clinical development of plamotamab with Janssen paying 80% and Xencor paying 20% of costs, including those for a subcutaneous formulation anticipated to enter clinical trials in 2022. In parallel, Xencor will continue, at its own expense, a previously announced clinical collaboration to evaluate the combination of plamotamab, tafasitamab and lenalidomide in patients with B-cell lymphoma, including a Phase 2 trial in relapsed or refractory diffuse large B-cell lymphoma anticipated to start in late 2021 or early 2022.

Further, Xencor will apply its XmAb bispecific Fc technology to create and characterize XmAb CD28 bispecific antibody candidates against B-cell targets during a two-year joint research collaboration, and Janssen will have an exclusive worldwide license to develop selected molecules in combination with plamotamab and other agents, such as CD3 bispecific antibodies.

Xencor will receive an upfront payment of $100 million, and Johnson & Johnson Innovation - JJDC, Inc. will purchase $25 million of newly issued shares of Xencor common stock. Xencor will be eligible to receive up to $1.188 billion in potential development, regulatory and sales milestone payments, as well as tiered royalties on net sales of products developed under the agreement, ranging from mid-teen to low-twenties percentages for products containing plamotamab and plamotamab/CD28 bispecific antibody combinations. Separate terms apply to CD28 bispecific antibodies commercialized outside of a plamotamab combination, where Xencor retains an option to co-fund development costs in exchange for higher royalties and the right to co-detail such products in the United States.

The agreement is subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and closing is expected to occur in the fourth quarter of 2021.

Conference Call

Xencor management will host a conference call today at 8:00 a.m. ET (5:00 a.m. PT) to discuss the agreement.

The live call may be accessed by dialing (877) 359-9508 for domestic callers or +1 (224) 357-2393 for international callers and referencing conference ID number 8580556. A live webcast of the conference call will be available online from the Investors section of Xencor's website at www.xencor.com. The call will be archived on Xencor's website for 30 days.

About Plamotamab

Plamotamab is an investigational tumor-targeted XmAb® bispecific antibody that contains both a CD20 binding domain and a cytotoxic T-cell binding domain (CD3). CD20 is highly expressed across a range of B-cell tumors, including non-Hodgkin lymphoma (NHL) and chronic lymphocytic leukemia (CLL). Engagement of CD3 by plamotamab activates T cells for highly potent and targeted killing of CD20-expressing tumor cells.

Plamotamab is currently being evaluated in a Phase 1 clinical study for the treatment of patients with CD20-expressing hematologic malignancies, including NHL and CLL. Preliminary safety and anti-tumor activity from the Phase 1 study indicated that plamotamab was generally well tolerated and demonstrated encouraging clinical activity as a monotherapy.

About XmAb® CD28 Bispecific Antibodies

CD28 bispecific antibodies are a class of T cell engager designed to synergize with and complement, in a tumor-specific manner, other mechanisms of T cell activation, such as checkpoint inhibitors and CD3 bispecific antibodies. CD28 is a key immune co-stimulatory receptor on T cells that historically has proved difficult to engage therapeutically. Xencor has engineered XmAb® bispecific antibodies, targeting CD28 with one binding domain and tumor cells with a second binding domain, that have demonstrated tumor-dependent T-cell activity in preclinical testing.

Xencor announced its first collaboration with Janssen to discover a CD28 bispecific antibody against an undisclosed prostate tumor target in 2020. Xencor’s lead CD28 bispecific program, XmAb808, targets B7-H3 for potential use against a wide range of tumor types and is expected to start clinical development in 2022.

About Xencor, Inc.

Xencor is a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies and cytokines for the treatment of cancer and autoimmune diseases. Currently, 22 candidates engineered with Xencor's XmAb® technology are in clinical development internally and with partners. Xencor's XmAb antibody engineering technology enables small changes to the structure of proteins resulting in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to, statements regarding the receipt of milestone payments and royalties; the quotations from Xencor's president and chief executive officer and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics, the existence of current or future facts or circumstance that may prevent or delay the closing of the transaction and other risks described in Xencor's public securities filings. For a discussion of these and other factors, please refer to Xencor's annual report on Form 10-K for the year ended December 31, 2020 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended to date. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Contacts

Charles Liles

cliles@xencor.com

Media Contact

Jason I. Spark

Canale Communications

619-849-6005

jason@canalecomm.com